UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

In a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on December 28, 2012, FNBH Bancorp, Inc., a Michigan corporation (the "Company"), disclosed that it had completed the subscription phase of a private placement transaction for the sale of certain securities to be issued by the Company. The closing of such private placement transaction was subject to the satisfaction of a number of conditions, including the receipt of certain regulatory approvals. The requisite regulatory approvals for the private placement transaction, which included the Company's issuance of approximately $16 million aggregate principal amount of its 10% subordinated debentures, have not been received and are not expected to be received. As a result, the Company has terminated the subscription agreements for the private placement transaction effective June 12, 2013, and is in the process of returning escrowed funds to investors.

The Company is considering its alternatives for raising additional capital to improve the capital position of its subsidiary bank, First National Bank in Howell, a national banking association (the "Bank"). The Company remains optimistic that it will be able to raise sufficient capital to allow the Bank to meet the minimum capital ratios set forth in the Consent Order issued by the Bank's federal regulator, the Office of the Comptroller of the Currency, on September 24, 2009.

In order to raise such capital, the Company intends to conduct a private placement transaction (a "Private Placement") with certain accredited investors for the sale of shares of a new series of mandatorily convertible perpetual preferred stock of the Company (the "Preferred Stock"). Unlike the previous private placement transaction, the new Private Placement would not involve the issuance of any debt by the Company. The terms and conditions of the Preferred Stock will be designated by the Company through an amendment to the Company's Articles of Incorporation adopted by the Board of Directors pursuant to the authority granted in the Company's Articles of Incorporation. The Preferred Stock will be convertible into shares of the Company's common stock at a rate reflecting a price per share of common stock of $0.70, subject to certain anti-dilution adjustments. The conversion into common stock will take place automatically upon the approval by the Company's shareholders of additional shares of authorized common stock. Until converted into common stock, the Preferred Stock will have terms that will be substantially identical to the terms applicable to the outstanding common stock with respect to dividends, distributions, voting, and other matters. For matters submitted to a vote of the holders of the Company's common stock, including the proposal to authorize additional shares of common stock, the Preferred Stock will vote with the common stock, as a single class, as if the Preferred Stock was already converted into common stock.

Effective June 12, 2013, the Company entered into a Securities Purchase Agreement (the "Agreement") with Stanley B. Dickson, Jr., a director of the Company and the largest beneficial owner of its common stock. Pursuant to the Agreement, Mr. Dickson has agreed to invest at least $7.5 million in the Company through the purchase of shares of the Preferred Stock. In addition to the minimum investment of $7.5 million, Mr. Dickson has committed to invest up to an additional $1.5 million in the Company through the purchase of shares of common stock, if certain conditions are met and the Company requests such additional investment.

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The respective obligations of Mr. Dickson and the Company to complete the sale of Preferred Stock set forth in the Agreement are subject to certain conditions, including the non-objection by the Federal Reserve Board of a filing by Mr. Dickson pursuant to the Change in Bank Control Act.

Mr. Dickson is currently deemed to beneficially own approximately 11.4% of the Company's outstanding common stock. Following the closing of the Private Placement and the conversion of the Preferred Stock into common stock, it is expected that Mr. Dickson will beneficially own between approximately 41% and 46% of the Company's outstanding common stock. If Mr. Dickson is required to invest the additional $1.5 million described above, his beneficial ownership could be as high as approximately 49%. In addition to this beneficial ownership, certain members of Mr. Dickson's family collectively own approximately 1.6% of the Company's outstanding common stock.

If the sale of the Preferred Stock to Mr. Dickson closes, (a) the Company will pay Mr. Dickson a commitment fee equal to 6% of the total amount of his investment, (b) as long as Mr. Dickson beneficially owns 15% of the Company's outstanding common stock, he will be entitled to appoint two representatives to the respective Boards of Directors of the Company and the Bank (inclusive of his current Board seat), subject to certain terms and conditions, (c) as long as Mr. Dickson beneficially owns 30% of the Company's outstanding common stock, he will be entitled to appoint a third representative to the respective Boards of Directors of the Company and the Bank, subject to certain terms and conditions, and (d) the Company will be required to obtain Mr. Dickson's prior consent to increase the size of the Board of Directors to a number greater than nine.

The foregoing description of the material terms of the Agreement and the expected terms of the Preferred Stock does not purport to be a complete description of the rights and obligations of the parties involved and is qualified in its entirety by reference to the full text of the terms of the Agreement and the terms of the Preferred Stock, once adopted by the Board of Directors.

Item 1.02 Termination of Material Definitive Agreement

The disclosure set forth under Item 1.01 of this Current Report is incorporated in this Item 1.02 by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

In connection with the Private Placement, the Company will rely upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act. No general solicitation or advertising has been or will be employed in offering the shares of Preferred Stock in the Private Placement. The shares will be offered to a limited number of persons, all of whom are accredited investors, and transfer of the shares will be restricted by the Company in accordance with the requirements of the Securities Act.

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Additional Information

The sale of stock to Mr. Dickson described in this Current Report on Form 8-K involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statement Disclaimer

Any statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to the Company's management as of the date of this Current Report and do not purport to speak as of any other date. Forward-looking statements include, but are not limited to, the Company's expectations regarding its ability to raise capital, including through the closing of the sale of shares of Preferred Stock to Mr. Dickson described above. Such statements reflect the view of the Company's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in plans, objectives, expectations, and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the ability of the Company to obtain subscriptions for the sale of its securities, the likelihood that various conditions precedent to the closing of the Private Placement will be satisfied, the financial performance of the Bank, the continued improvement in the Bank's asset quality metrics, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this Current Report or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: June 14, 2013	/s/ Ronald Long
	By:	Ronald Long
	Its:	Chief Executive Officer

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